Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. §  1350

I hereby certify that this Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allied Waste Industries, Inc.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden Chairman of the Board of Directors and Chief Executive Officer

Date: May 9, 2003

A signed original of this written statement required by Section 906 has been provided to Allied Waste Industries, Inc. and will be retained by Allied Waste Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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